EXHIBIT TO ITEM 77Q(1)(e)

Copies of any new or amended registrant investment advisory contracts

The following document is included in Registrant's 485BPOS, filed on September 29, 2016, and incorporated by reference herein:


Amendment to Investment Advisory Agreement dated September 29, 2016